EXHIBIT 10.5

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) is entered into as of June 14, 2023, by and between Healthcare AI Acquisition Corp., a Cayman Islands limited liability company (the “Company”), and Healthcare AI Acquisition LLC (the “Sponsor”). The parties to this Agreement are referred to herein as the “Parties” or, each individually, as a “Party.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, substantially concurrently with the closing of the Company’s initial public offering of the Company’s Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), the Company issued to the Sponsor, 11,124,960 private placement warrants for $1.00 per warrant, each of which is exercisable to purchase one Class A Share, at an exercise price of $11.50 per share (the “Private Placement Warrants”), pursuant to that certain Private Placement Warrants Purchase Agreement, effective as of December 14, 2021, between the Sponsor and the Company (the “Private Placement Warrant Agreement”);

WHEREAS, on June [*], 2023, the Sponsor entered into a purchase agreement (the “Purchase Agreement”) with Atticus Ale, LLC, a Delaware limited liability company (the “Purchaser”), whereby the Purchaser acquired from the Sponsor 3,184,830 Class B ordinary shares of the Company, $0.0001 par value (the “Founder Shares”);

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Parties wish to enter into this Agreement, pursuant to which simultaneously with, and contingent upon, the consummation of the Company’s initial business combination (the “Exchange Effective Time”), the Sponsor will exchange all of the 11,124,960 Private Placement Warrants held by the Sponsor with the Company for newly issued Class A Shares, at an exchange ratio of one (1) Private Placement Warrant for approximately 0.044944 of a Class A Share, resulting in the exchange of 11,124,960 Private Placement Warrants into 500,000 Class A Shares (the “Acquired Shares”), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1. Issuance and Exchange.

(a) At the Exchange Effective Time, and subject to the conditions set forth in this Agreement, the Sponsor shall surrender for cancellation to the Company all of the Sponsor’s 11,124,960 Private Placement Warrants, which shall be deemed automatically cancelled and retired in full, and the Private Placement Warrant Agreement shall be deemed automatically terminated and all rights, liabilities and obligations thereunder discharged in full, and in consideration therefor, the Company shall issue to the Sponsor the Acquired Shares for no additional consideration (the “Warrant Exchange Closing”).

 2. Delivery of Acquired Shares.

(a) The Company shall register the Sponsor as the owner of the Acquired Shares with the Company’s transfer agent by book entry on the date of the Warrant Exchange Closing. The rights, privileges and preferences of the Acquired Shares shall be those ascribed to the Company’s Class A Shares in the Company’s certificate of incorporation, bylaws or any other governing document of the Company, as shall be in effect from time to time (or such other common equity security of the Company or its successor for which the Class A Shares are exchanged at the Exchange Effective Time).

(b) The Acquired Shares shall contain a notation evidencing that the issuance of Acquired Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

(c) The Company and the Sponsor are each party to that certain Registration Rights Agreement, dated as of December 14, 2021, by and among the Company, the Sponsor and the other parties signatory thereto (the “Existing Registration Rights Agreement”). At or prior to the Warrant Exchange Closing, the Sponsor, the Company and the other parties signatory thereto shall use their best efforts to amend and restate the Existing Registration Rights Agreement, to allow the Acquired Shares to constitute “Registrable Securities” for purposes of such agreement (the “Registration Rights”).

(d) The Sponsor and the Company acknowledge and agree that the Acquired Shares shall be subject to the same terms and conditions applicable to the Founder Shares (as defined in the Letter Agreement, dated December 14, 2021, by and among the Company, the Sponsor and the other parties signatory thereto (the “Letter Agreement”), as amended on June [*], 2023.

(e) Notwithstanding anything to the contrary contained in Section 5 of the Letter Agreement, prior to the Warrant Exchange Closing, Sponsor shall not, directly or indirectly, sell, assign, transfer or otherwise dispose of or hypothecate, or otherwise grant any interest in or to, the Private Placement Warrants other than pursuant to this Agreement.

3. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the Company as follows as of the date hereof:

(a)	Organization and Requisite Authority. The Sponsor possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

(b)	Authorization; No Breach.

(i)

This Agreement constitutes a valid and binding obligation of the Sponsor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)

The execution and delivery by the Sponsor of this Agreement and the fulfillment of and compliance with the terms hereof by the Sponsor does not and shall not as of the Warrant Exchange Closing conflict with or result in a breach by the Sponsor of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Sponsor is subject.

(c)	Investment Representations.

(i)

The Sponsor is acquiring the Acquired Shares, for the Sponsor’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)	The Sponsor is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act.

(iii)

The Sponsor understands that the Acquired Shares will be issued in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Sponsor’s compliance with, the representations and warranties of the Sponsor set forth herein in order to determine the availability of such exemptions and the eligibility of the Sponsor to acquire the Acquired Shares.

(iv)	The Sponsor did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v)

The Sponsor has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the transactions contemplated by this Agreement which have been requested by the Sponsor. The Sponsor has been afforded the opportunity to ask questions of the executive officers and directors of the Company.

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(vi)

The Sponsor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Acquired Shares or the fairness or suitability of the investment in the Acquired Shares by the Sponsor nor have such authorities passed upon or endorsed the merits of the offering of the Acquired Shares.

(vii)

The Sponsor understands that: (A) the issuance of the Acquired Shares has not been and is not being registered under the Securities Act or any state securities laws, and the Acquired Shares may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered for resale or (2) sold in reliance on an exemption therefrom. In this regard, the Sponsor understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination transaction, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be immediately available for resale transactions of the Acquired Shares despite technical compliance with the requirements of such Rule, and the Acquired Shares can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act until Rule 144 becomes available.

(viii)

The Sponsor has such knowledge and experience in financial and business matters, and is capable of evaluating the merits and risks of an investment in the Acquired Shares. The Sponsor has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Acquired Shares. The Sponsor can afford a complete loss of its investment in the Acquired Shares.

4. Representations and Warranties of the Company. The Company represents and warrants to the Sponsor as follows as of the date hereof.

(a)

Organization and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

(b)	Authorization; No Breach.

(i)

The execution, delivery and performance of this Agreement, the exchange of the Private Placement Warrants and the issuance of the Acquired Shares has been duly authorized by the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)

The execution and delivery by the Company of this Agreement, the exchange of the Private Placement Warrants, the issuance of the Acquired Shares and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Warrant Exchange Closing (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (D) result in a violation of, or (E) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated memorandum and article of association of the Company (in effect as of the date hereof or as may be amended prior to the date of the Warrant Exchange Closing), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

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(c)

Title to Acquired Shares. Upon issuance in accordance with the terms hereof, the Acquired Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with the terms hereof, the Sponsor will have good title to the Acquired Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions under the Letter Agreement, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Sponsor.

(d)

Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Entity is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

5. Conditions of the Sponsor’s Obligations. The obligations of the Sponsor to the Company under this Agreement are subject to the fulfillment, on or before the Warrant Exchange Closing, of each of the following conditions:

(a)	Representations and Warranties. The representations and warranties of the Company contained in Section 4 hereof shall be true and correct at and as of the Warrant Exchange Closing as though then made.

(b)

Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Warrant Exchange Closing.

(c)

No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)	Business Combination. The Company shall have have completed or will complete simultaneously with the Warrant Exchange Closing an initial business combination.

6. Conditions of the Company’s Obligations. The obligations of the Company to the Sponsor under this Agreement are subject to the fulfillment, on or before the Warrant Exchange Closing, of each of the following conditions:

(a)	Representations and Warranties. The representations and warranties of the Sponsor contained in Section 3 hereof shall be true and correct at and as of the Warrant Exchange Closing as though then made.

(b)

Performance. The Sponsor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Sponsor on or before the Warrant Exchange Closing.

(c)

No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. Termination. This Agreement may be terminated only upon mutual written consent of the Company and the Sponsor.

8. Miscellaneous.

(a)

Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors of the Parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the Parties may not assign this Agreement, other than assignments by the Sponsor to affiliates thereof.

(b)

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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(c)

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

(d)

Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(e)

Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

(f)	Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all Parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Company and the Sponsor has executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

SPONSOR:

Healthcare AI Acquisition LLC

By:	/s/ Simon Lyall-Cottle
Name: Simon Lyall-Cottle
Title: Chief Executive Officer

COMPANY:

HEALTHCARE AI ACQUISITION CORP.

By:	/s/ Simon Lyall-Cottle
Name: Simon Lyall-Cottle
Title: Chief Executive Officer

[Signature Page to Warrant Exchange Agreement]

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